Exhibit 10.17

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made as of April 14, 2003, by Charter Oak Partners, a Connecticut partnership, and Charter Oak Capital Partners, L.P., a Delaware limited partnership (individually, an “Obligor” and collectively, the “Obligors”), for the benefit of the Revolving Lenders (individually a “Revolving Lender” and collectively, the “Revolving Lenders”) party to the Credit Agreement (as defined below) and Deutsche Bank Trust Company Americas f/k/a Bankers Trust Company, as administrative agent for the Revolving Lenders (the “Agent”). Capitalized terms used herein without definitions shall have the meanings given to them in the Credit Agreement.

RECITALS

WHEREAS, the Revolving Lenders have provided revolving credit facilities to GEO Specialty Chemicals, Inc., an Ohio corporation (the “Borrower”), pursuant to that certain Amended and Restated Credit Agreement dated as of May 31, 2001 (as amended, restated or supplemented from time to time including by the Amendment described below, the “Credit Agreement”).

WHEREAS, the Obligors are the legal and beneficial owners of substantially all of the issued and outstanding capital stock of the Borrower.

WHEREAS, the Borrower has requested that the Agent and the Revolving Lenders enter into an amendment to the Credit Agreement of even date herewith (the “Amendment”).

WHEREAS, as a condition to the Agent and the Revolving Lenders entering into the Amendment, each Obligor has agreed to enter into this Agreement and to deliver letters of credit to the Agent as required herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and to induce the Agent and the Revolving Lenders to enter into the Amendment, the Obligors jointly and severally agree as follows:

1. Each Obligor hereby acknowledges and agrees that it will benefit from the Agent’s and the Revolving Lenders’ entering into the Amendment and the Revolving Lenders’ continued extension of revolving credit facilities to the Borrower under the Credit Agreement, and that such benefit is sufficient consideration for it to enter into this Agreement.

2. The following terms used in this Agreement shall have the meanings set forth below:

“Aggregate Revolving Credit Outstandings” means, at any time, the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus the L/C Obligations then outstanding at such time.

“Avoided Payment” has the meaning given such term in Section 5 of this Agreement.

“Charter Oak Letter of Credit” means one or more irrevocable letters of credit, issued by a bank acceptable to the Agent, for the account of either Obligor and for the benefit of the Agent on behalf of the Revolving Lenders, in form and substance satisfactory to the Agent in its sole and unlimited discretion and delivered to the Agent pursuant to Section 3 of this Agreement.

“Credit Support Obligations” means the obligations of each Obligor under Section 3 of this Agreement.

“Insolvency Event” means the occurrence of an event described in Section 9.05 of the Credit Agreement.

“Maximum Support Amount” means $10,000,000.

“Payment Default” means the occurrence of an event described in Section 9.01 of the Credit Agreement.

“Required Revolving Lenders” shall mean Non-Defaulting Lenders whose Revolving Loan Commitments (or, if after the termination thereof, outstanding Revolving Loans and Adjusted RC Percentage of outstanding Swingline Loans and L/C Obligations then outstanding) constitute greater than 50% of the Total Revolving Commitment less the aggregate Revolving Commitments of Defaulting Lenders (or, if after the Total Revolving Commitment has been terminated, the sum of the total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Revolving Percentage of all Non-Defaulting Lenders of the total outstanding Swingline Loans and L/C Obligations then outstanding at such time).

“Support Agreement Default” means the occurrence of an event described in Section 9.11 of the Credit Agreement.

“Supported Obligations” shall mean the aggregate amount by which the Aggregate Revolving Credit Outstandings would exceed $5,000,000 after giving effect to any Borrowing or the issuance of any Letter of Credit pursuant to the Credit Agreement.

3. (a) The Obligors hereby jointly and severally agree to deliver to the Agent a Charter Oak Letter of Credit on or prior to any date upon which the Borrower requests a Borrowing or the issuance of a Letter of Credit which, when aggregated with the Aggregate Revolving Credit Outstandings, shall exceed $5,000,000. Such Charter Oak Letters of Credit shall be in increments of not less than $1,000,000 and shall at all times be in an aggregate face amount equal to the Supported Obligations; provided, however, notwithstanding any other provision in this Agreement, the aggregate amount of all (x) drawings made by the Agent under Charter Oak Letters of Credit and (y) the undrawn amount of outstanding Charter Oak Letters of Credit delivered pursuant to this Section 3 shall not be required to exceed the Maximum Support Amount.

(b) At any time that the Supported Obligations shall have been reduced such that the aggregate face amount of all Charter Oak Letters of Credit then in effect shall exceed the Supported Obligations, the Obligors may, at their option, cancel the Charter Oak Letters of Credit in an amount sufficient to eliminate such excess and, to the extent necessary, deliver to the Agent in substitution therefor, another Charter Oak Letter of Credit dated the date of such cancellation in an increment of not less than $1,000,000 and for an amount equal to the amount to which the Supported Obligations shall have been reduced. Upon the request of the Obligors to the extent required to effectuate the cancellation permitted by the terms hereof and concurrently with the delivery by the Obligors of a substitute Charter Oak Letter of Credit if required pursuant to the terms hereof, the Agent agrees to surrender such Charter Oak Letters of Credit and, if required by the issuer, provide written confirmation of its consent to such cancellation.

(c) Without limiting the Agent’s absolute discretion to impose additional requirements, (i) any Charter Oak Letter of Credit delivered to the Agent pursuant to subsection (a) above must have an expiration date no earlier than the earlier of (A) one year from the date of issuance and (B)

September 30, 2005 and (ii) the Agent must be able to draw up to the full undrawn amount of any Charter Oak Letter of Credit (A) immediately upon the occurrence and continuance of any Payment Default, any Insolvency Event or any Support Agreement Default in an amount (when aggregated with drawings under the other Charter Oak Letters of Credit then in effect) not to exceed the Supported Obligations then outstanding and (B) if such Charter Oak Letter of Credit is scheduled to expire within thirty (30) days and no extension or replacement satisfactory to the Agent has been provided unless at such time the Obligors are not required to provide such Charter Oak Letter of Credit pursuant to Section 3(a). At any time after the occurrence and during the continuation of any drawing conditions set forth in the applicable Charter Oak Letter of Credit, the Agent may, subject to clause (A) above, draw up to the entire undrawn amount of such Charter Oak Letter of Credit and apply the proceeds of such draw as set forth in Section 4.

Notwithstanding any other provision in this Agreement, to the extent that the Borrower prepays Aggregate Revolving Credit Outstandings in an amount sufficient to reduce the amount of Aggregate Revolving Credit Outstandings to not more than $5,000,000, any Charter Oak Letters of Credit then in effect shall be required to be in place for a period of not less than ninety (90) days after the date of such prepayment. On the 91st day following such prepayment, the Agent agrees to surrender such Charter Oak Letters of Credit for cancellation and, if required by the issuer, provide written confirmation of its consent to such cancellation.

4. The Agent shall apply the proceeds of any draw against a Charter Oak Letter of Credit to reduce Aggregate Revolving Credit Outstandings to $5,000,000. The Obligors agree that this Agreement represents a direct obligation of the Obligors to the Agent for the benefit of the Revolving Lenders and no other Person shall have any rights in the proceeds of any Charter Oak Letter of Credit.

5. In the event that any Person acting as custodian, trustee, receiver or in any similar capacity seeks to recover any payment made by the Borrower to the Revolving Lenders or the Agent on the grounds that it represents a preferential transfer or is otherwise avoidable in connection with the occurrence of an Insolvency Event, the Obligors agree that the Agent shall have the sole discretion to determine whether to disgorge to such Person all or any portion of the payments sought to be recovered (any such disgorged amount shall be referred to herein as an “Avoided Payment”). To the extent, for any reason, a Charter Oak Letter of Credit does not exist for any Avoided Payment which constitutes a Supported Obligation, the Obligors agree to provide a Charter Oak Letter of Credit in the amount of such Avoided Payment.

6. Each Obligor and the Borrower acknowledge and agree that the Credit Support Obligations are not conditioned upon the performance of any obligations, material or otherwise, by the Borrower, and that there are no obligations on the part of Borrower the failure of which to perform would excuse such Credit Support Obligations. The Credit Support Obligations shall be enforceable against each Obligor in accordance with their terms notwithstanding any bankruptcy or insolvency of the Borrower or any Subsidiary. To the extent required by the terms of this Agreement, each Obligor agrees to provide the Credit Support Obligations in full to the extent provided herein: (a) without deduction by reason of any setoff, defense (other than payment) or counterclaim of the Borrower; (b) without requiring presentment, protest or notice of nonpayment or notice of default to either Obligor, to the Borrower or to any other Person; (c) without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Borrower; (d) without requiring Agent or the Revolving Lenders to resort first to the Borrower or to any other guarantee or any collateral which the Agent or the Revolving Lenders may hold; (e) without requiring notice of acceptance hereof or assent hereto by the Agent or the Revolving Lenders; and (f) without requiring notice that any of the Credit Support Obligations has been incurred, extended or continued or of the reliance by the Agent or Revolving Lenders upon this Agreement; all of the foregoing which each Obligor hereby waives.

7. The liability of each Obligor hereunder is exclusive and independent of any security for or other guaranty of the Aggregate Revolving Credit Obligations whether executed by such Obligor, any other Obligor, any other guarantor or by any other party, and the liability of each Obligor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party; (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Aggregate Revolving Credit Obligations; (c) any payment on or in reduction of any such other guaranty or undertaking; (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower; (e) any payment made to any Revolving Lender on the Aggregate Revolving Credit Obligations which any Revolving Lender repays the Borrower or trustee pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Obligor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding; (f) any action or inaction by the Revolving Lenders; or (g) any invalidity, irregularity or unenforceability of all or part of the Aggregate Revolving Credit Obligations or of any security therefor. The obligations of the Obligors hereunder shall be unconditional notwithstanding any waiver, modification or amendment of the Credit Agreement pursuant to the terms thereof.

8. The obligations of each Obligor hereunder are independent of the obligations of any other Obligor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Obligor whether or not action is brought against any other Obligor, any other guarantor or the Borrower and whether or not any other Obligor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions. Each Obligor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Obligor.

9. The Obligors acknowledge that the reimbursement obligations of the Borrower in connection with this Agreement now or hereafter owing to any Obligor are subordinated to the indebtedness of the Borrower to the Lenders pursuant to that certain Intercreditor and Subordination Agreement dated as of the date hereof among the Borrower, the Obligors and the Agent on behalf of the Lenders substantially in the form of Exhibit A hereto. Without limiting the generality of the foregoing, each Obligor hereby agrees with the Agent on behalf of the Revolving Lenders that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Agreement (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Obligations have been irrevocably paid in full in cash.

10. Each Obligor represents and warrants to the Agent and the Revolving Lenders that (a) such Obligor is validly existing and in good standing under the laws of its state of formation and is duly authorized to execute and deliver, and to perform its obligations under, this Agreement; (b) the obligations of such Obligor hereunder do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect) or (ii) conflict with any provision of law, the organizational documents of such Obligor or any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon such Obligor or any of its properties; and (c) this Agreement constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

11. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. Neither Obligor shall assign any of its obligations hereunder without the prior written consent of the Agent and the Required Revolving Lenders.

12. The validity, construction and enforceability of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to conflict of laws principles thereof, but giving effect to federal laws of the United States applicable to national banks.

13. This Agreement is not, and shall not constitute, a guarantee by the Obligors of the payment of any indebtedness, liability or obligation of any kind of the Borrower. Except as expressly provided herein, the Obligors will not have any obligation or liability in any respect as a result of any Obligations of the Borrower.

14. This Agreement does not confer on any person or entity any rights as a third-party beneficiary.

15. This Agreement shall terminate, and the Agent shall release the Obligors from their respective obligations under this Agreement, on the earlier of (a) September 30, 2005 and (b) the date upon which, in conjunction with any Borrowing or request for Letter of Credit, the Borrower shall have provided the Agent with a certificate of an Authorized Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, demonstrating that the Senior Leverage Ratio of the Borrower is less than 2.5 to 1.0 for each of the Test Periods ending with the two consecutive fiscal quarters immediately preceding such request. Each Obligor agrees that if at any time all or any part of any payment theretofore applied by the Agent or any Revolving Lender to any of the Supported Obligations is or must be rescinded or returned by the Agent or such Revolving Lender for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower), such Supported Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such Revolving Lender, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Supported Obligations, all as though such application by the Agent or such Revolving Lender had not been made.

16. This Agreement is irrevocable, and neither Obligor may cancel, terminate, amend or otherwise modify its obligations under this Agreement without the written consent of the Agent and the Required Revolving Lenders. This document constitutes a Credit Document as such term is defined in the Credit Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

CHARTER OAK PARTNERS By: Fine Partners, L.P., Managing Partner

By:
Name:
Title:

CHARTER OAK CAPITAL PARTNERS, L.P. By: North Fairfield, L.L.C., General Partner

By:
Name:
Title:

Accepted as of the date first above written:

DEUTSCHE BANK TRUST COMPANY AMERICAS

f/k/a BANKERS TRUST COMPANY, as Agent

By:
Name:
Title:

GEO SPECIALTY CHEMICALS, INC.

By:
Name:
Title:

EXHIBIT A

FORM OF INTERCREDITOR AND SUBORDINATION AGREEMENT

See attached.

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